Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of On Track Innovations Ltd. of our report dated March 24, 2020 relating to the financial statements, which appears in On Track Innovations Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Haifa, Israel	/s/ Kesselman & Kesselman

August 12, 2020	Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited